UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2012

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer Identification No.)
incorporation
or organization)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On June 1, 2012, Walter Energy, Inc. (the “Company”) announced that, effective as of July 9, 2012, William Harvey has been appointed as Senior Vice President - Chief Financial Officer of the Company.  Mr. Harvey will succeed Robert P. Kerley who is serving as Interim Principal Financial Officer and who will continue to serve as the Company’s Vice President, Corporate Controller and Chief Accounting Officer. Mr. Harvey, 54, began his professional career in 1982 at Schlumberger N.V., a leading oilfield service company, and, from 1991 to 2011, was with Resolute Forest Products Inc., formerly AbitibiBowater Inc. (“Resolute”), a global producer of newsprint, coated and specialty papers, market pulp and wood products.

Mr. Harvey held a number of senior positions with Resolute, including, most recently from 2008 to 2011, as Senior Vice President and Chief Financial Officer.  From 2004 to 2007, Mr. Harvey was the Executive Vice President and Chief Financial Officer of Bowater Inc. (“Bowater”), now a subsidiary of Resolute.  From 1998 to 2004, Mr. Harvey served as Bowater’s Vice President and Treasurer and, from 1995 to 1998, as Vice President and Treasurer of Avenor Inc. (“Avenor”), prior to Avenor’s acquisition by Bowater. Mr. Harvey earned his bachelor of science degree in mechanical engineering from Queen’s University in Kingston, Ontario and a Masters in Business Administration in finance from the University of Toronto.

Letter Agreement

In connection with this appointment, Mr. Harvey has entered into a letter agreement (the “Agreement”) with the Company, dated May 29, 2012.  The Agreement entitles Mr. Harvey to:

•                  receive an annual base salary of $435,000, subject to such periodic adjustments as may be approved by the Compensation and Human Resources Committee of the Company’s Board of Directors (the “Committee”);

•                  participate in the Company’s Executive Incentive Plan and earn an annual target bonus of 80% of annual base salary, with an upside potential of 200% of his annual target bonus for top performance.  His bonus, if any, earned in respect of the 2012 fiscal year will be pro-rated based upon the percentage of the fiscal year that will have elapsed from his commencement date through the end of the fiscal year;

•                  participate in the Company’s long-term incentive plan (the “LTIP”);

•                  receive on July 9, 2012, a one-time equity grant valued at $225,000, based on the Black-Scholes value on July 9, 2012.  Fifty percent (50%) of such grant will be in the form of non-qualified stock options and fifty percent (50%) of such grant will be in the form of restricted stock units.  The terms and conditions of such options and restricted stock units will generally be consistent with prior annual equity grants made by the Company.

•                  receive, commencing in 2013, an annual equity grant, which will have a target value of 90% of his then annual base salary, based on the Black-Scholes value at the date of grant;

•                  participate in the Company’s life and welfare benefit plans and retirement plans, take 20 business days of vacation each year, and be reimbursed for reasonable out-of-pocket business expenses; and

•                  relocation assistance in connection with his move to Birmingham, Alabama.

If Mr. Harvey’s employment is terminated (1) by the Company other than for “cause” (as defined in the Agreement) or (2) by Mr. Harvey for “good reason” (as defined in the Agreement), and Mr. Harvey signs a prescribed form of release of claims within 21 days after such termination and complies with the restrictive covenants described below, Mr. Harvey will be entitled to the following payments and benefits: (a) for the period commencing on the day immediately following the termination date and ending on the first anniversary of the termination date, monthly payments equal to one-twelfth times the sum of his annual base salary and target bonus in effect on the termination date and (b) continued participation in certain of the Company’s welfare benefit plans until the earliest to occur of (i) the 12 month anniversary of the termination date, (ii) the last date he is eligible to participate in the benefit under applicable law, or (iii) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. Any payments, rights and/or benefits to which Mr. Harvey may be entitled in connection with a change in control of the Company are governed by the change-in-control agreement described below.

The Agreement provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Harvey will be bound by covenants not to compete and not to solicit.  The Agreement also contains a covenant not to disparage the Company for so long as the Company or any affiliate, successor or assign thereof carries on the name or like business within the Restricted Area (as defined in the Agreement) or disclose confidential information at any time, as well as an assignment of property rights provision.  The Agreement also provides that, while employed by the Company, Mr. Harvey is expected to comply with the Company’s stock ownership policy, currently in effect, pursuant to which Mr. Harvey is expected to acquire and maintain common stock in the Company having a value equal to three times his annual base salary by July 9, 2017.  Prior to attaining the target ownership level, Mr. Harvey must continue to own 50% of any award obtained through Company programs that vests (net of shares surrendered to satisfy tax obligations).

Award Agreements

Options

Subject to Mr. Harvey’s continued employment on the applicable vesting dates, the options, which generally have a ten year term, will vest in three substantially equal annual installments on each of the first, second and third anniversary of the date of the grant.

Notwithstanding anything to the contrary in the option agreement or in the LTIP, if Mr. Harvey’s employment is terminated by the Company without “cause” (as defined in the Agreement) (other than due to death or “disability” (as defined in the Agreement)) or by Mr. Harvey for “good reason” (as defined in the Agreement), in each case, within 24 months following the first “change in control” (as defined the option agreement), all unvested options will become fully vested as of the termination date.

In the event of any termination of Mr. Harvey’s employment, all unvested options will be immediately forfeited without consideration as of the termination date.  If Mr. Harvey’s employment is terminated by the Company for “cause,” all vested options will cease to be exercisable as of the termination date.  In the event of any termination of Mr. Harvey’s employment other than (1) by the Company for “cause” or (2) due to his death, “disability” or “retirement” (each as defined in the option agreement), all vested options will cease to be exercisable on the 90th day following the termination date.  If Mr. Harvey’s employment terminates due to his death, “disability” or “retirement,” all vested options will cease to be exercisable on the third anniversary of the termination date.

Restricted Stock Units

Subject to Mr. Harvey’s continued employment on the applicable vesting dates, the restricted stock units (“RSUs”) will vest in three substantially equal annual installments on each of the first, second and third anniversary of the date of the grant.  Vested RSUs will be settled in shares of the Company’s common stock as soon as administratively feasible after each vesting date, but in no event more than 30 days thereafter.

Subject to exceptions at the discretion of the Committee, all unvested RSUs will be forfeited upon the termination of Mr. Harvey’s employment for any reason.  Notwithstanding anything to the contrary in the RSU Agreement or in the LTIP, if Mr. Harvey’s employment is terminated by the Company without “cause” (as defined in the Agreement) (other than due to death or “disability” (as defined in the Agreement)) or by Mr. Harvey for “good reason” (as defined in the Agreement), in each case, within 24 months following the first “change in control” (as defined the LTIP), all unvested RSUs will become fully vested as of the termination date.

Change-in- Control Agreement

In connection with his appointment, Mr. Harvey and the Company also entered into an Executive Change-in-Control Severance Agreement, dated May 29, 2012, effective as of July 9, 2012 (the “Change-in-Control Agreement”). Pursuant to the Change-in-Control Agreement, if there is a “change in control” of the Company and within a 24 month period after such change in control Mr. Harvey’s employment is terminated (1) by the Company without “cause” (other than due to death or “disability”) or (2) by Mr. Harvey for “good reason” (each as defined in the Change-in-Control Agreement), and Mr. Harvey signs a prescribed form of release of claims within 45 days after such termination, Mr. Harvey is entitled to receive the payments, rights and/or benefits as set forth in his Change-in-Control Agreement, the material terms of which are the same as the change-in-control agreements Company executives entered into in 2011 and described on pages 62 and 63 of the Company’s Definitive Proxy Statement filed with the SEC on March 16, 2012 (the “Proxy Statement”), and incorporated herein by reference. The Change-in-Control Agreement also requires Mr. Harvey to be bound by certain restrictive covenants and provides for the reduction, in certain cases, of Mr. Harvey’s compensation if certain provisions under Sections 280G and 4999 of the Internal Revenue Code are triggered, each as described on page 63 of the Proxy Statement.

The foregoing summaries of the Agreement, the Change-in-Control Agreement, the option agreement and the RSU agreement do not purport to be complete and are qualified in their entirety by, the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

A copy of the press release announcing Mr. Harvey’s appointment as the Company’s Chief Financial Officer has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter Agreement between Walter Energy, Inc. and William G. Harvey, dated May 29, 2012

10.2	Form of Executive Change-in-Control Severance Agreement (Incorporated by reference to Exhibit 10.4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.3	Form of Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.16.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.4	Form of Restricted Stock Unit Award Agreement (Incorporated by reference to Exhibit 10.13.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

99.1	Press Release of Walter Energy, Inc. dated June 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: June 1, 2012	By:	/s/ Earl Doppelt
Earl Doppelt, Senior Vice President
General Counsel and Secretary